UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into Material Definitve Agreement.

On April 15, 2005, the Board of Directors of Vista Gold Corp. (the “Company”) approved the Company's exercise of its purchase option for the Awak Mas gold deposit located in Sulawesi, Indonesia.  As previously reported, in November 2004 the Company entered into an option agreement to acquire the Awak Mas deposit for a purchase price of U.S. $1,500,000.  Under the terms of the agreement, the Company had a six-month option period in which to conduct due diligence while paying the owners U.S. $15,000 per month.  The monthly option payments, as well as costs up to U.S. $150,000 expended to correct any deficiencies in asset standing, will be credited towards the purchase price.  The closing is anticipated to occur on or before May 6, 2005.

On April 18, 2005, the Company issued a press release relating to the above matter. The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1                                    Press Release of Vista Gold Corp. dated April 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Michael B. Richings
Michael B. Richings
President and Chief Executive Officer

Date: April 19, 2005